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                                                                 EXHIBIT NO. 4.1

                                THIRD AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


         The following is THE THIRD AMENDMENT TO THE RIGHTS AGREEMENT, dated as of July 24, 1997 (the "Amendment"), between Rowan Companies, Inc., a Delaware Corporation (the "Company"), and Citibank, N.A., a national banking association, as Rights Agent (the "Rights Agent"):

         WHEREAS, the undersigned Rights Agent and Rowan Companies, Inc. are parties to a Rights Agreement dated as of February 25, 1992, as amended (the "Rights Agreement"); and

         WHEREAS, the Company (with the approval of not less than a majority of the Continuing Directors (as defined in the Rights Agreement)) and the Rights Agent desire to amend the Rights Agreement, pursuant to Section 26 of the Rights Agreement, as set forth in this Third Amendment to the Rights Agreement (the "Amendment").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1.       AMENDMENT TO SECTION 7(B) OF THE RIGHTS AGREEMENT.
Section 7(b) of the Rights Agreement is hereby amended by deleting the reference to the initial dollar amount of the Purchase Price designated therein as "$30.00" and replacing it with "$75.00."

         SECTION 2. AMENDMENT TO EXHIBIT A OF THE RIGHTS AGREEMENT. (a) The first paragraph of Exhibit A of the Rights Agreement is hereby amended by deleting the reference to the initial dollar amount of the Purchase Price designated therein as "$30" and replacing it with "$75.00."

                          (b)     The first paragraph of Exhibit A of the
Rights Agreement is hereby amended by deleting the reference to the par value of the Junior Preferred Stock designated therein as "without par value" and replacing it with "$1.00 par value per share."

         SECTION 3. AMENDMENT TO EXHIBIT B OF THE RIGHTS AGREEMENT. (a) The first paragraph of Exhibit B of the Rights Agreement is hereby amended by deleting the reference to the initial dollar amount of the Purchase Price designated therein as "$30.00" and replacing it with "$75.00."
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                          (b)     The first paragraph of Exhibit B of the
Rights Agreement is hereby amended by deleting the reference to the par value of the Junior Preferred Stock designated therein as "without par value" and replacing it with "$1.00 par value per share."

         SECTION 4. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 5. GOVERNING LAW. This Amendment, the Rights Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely in such State.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

         SECTION 7. EFFECT OF AMENDMENT. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

         (NOTE:  "AGREEMENT" WILL BE CHANGED TO "RIGHTS AGREEMENT" THROUGHOUT)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of July 24, 1997.



                                          ROWAN COMPANIES, INC.
ATTEST:
-------

By:   /s/ MARK H. HAY                     By:   /s/ E. E. THIELE
  ---------------------------------          ---------------------------------
Name:     Mark H. Hay                     Name:     E. E. Thiele
Title:    Corporate Secretary             Title:    Senior Vice President
                                                    Finance, Administration
                                                    and Treasurer

                                          CITIBANK, N.A.
ATTEST:

By:   /s/ KERRY A. MONAGHAN               By:   /s/ LISA J. PRICE
  ---------------------------------          --------------------------------
Name:     Kerry A. Monaghan               Name:     Lisa J. Price
Title:    Senior Trust Officer            Title:    Vice President